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                                   Exhibit 5



                               Opinion of Counsel





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                                August 14, 1996





                                                               Montgomery Office




The Colonial BancGroup, Inc.
Post Office Box 1108
Montgomery, Alabama 36101

         RE: Registration Statement on Form S-8 relating to the issuance of shares of Common Stock of The Colonial BancGroup, Inc., in connection with stock option plans (the "Plans") of Southern Banking Corporation assumed by Merger.

Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by The Colonial BancGroup, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 323,788 shares of its Common Stock, par value of $2.50 per share, in connection with the Plans, as defined above. We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the registration statement on Form S-8 referred to in the caption above. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:





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The Colonial BancGroup, Inc.
August 14, 1996
Page 2


         (i) The Company is a corporation duly organized and existing under the laws of the State of Delaware;

         (ii) The shares of Common Stock of the Company referred to above, to the extent actually issued pursuant to the Plans, will be duly and validly authorized and issued and will be fully paid and nonassessable shares of common stock of the Company;

         (iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. In consenting to the inclusion of our opinion in the registration statement we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                                  Sincerely yours,

                                  MILLER, HAMILTON, SNIDER & ODOM, L.L.C.



                                  BY:/s/ Michael D. Waters
                                     ---------------------------------------
                                         Michael D. Waters

MDW/mfm





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